SOUTHWESTERN PUBLIC SERVICE COMPANY

and

JPMORGAN CHASE BANK,
as Successor to
THE CHASE MANHATTAN BANK,
As Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of October 1, 2003

Supplementing the Indenture

Dated as of February 1, 1999

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of October 1, 2003 is between SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation (hereinafter called the “Issuer” or the “Company”), having its principal office at Tyler at Sixth Street, Amarillo, Texas 79101, and JPMORGAN CHASE BANK, as successor to THE CHASE MANHATTAN BANK, as Trustee (hereinafter called the “Trustee”), having its office at 4 New York Plaza, 15th Floor, New York, New York 10004.

Recitals of the Issuer

     The Issuer and the Trustee have heretofore entered into an Indenture, dated as of February 1, 1999, a First Supplemental Indenture, dated as of March 1, 1999 and a Second Supplemental Indenture dated as of October 1, 2001 (such Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture, being hereinafter referred to as the “Indenture”), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Indenture.

     The Indenture provides in Article Two thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Bond Resolution) or established in one or more indentures supplemental thereto.

     The Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of two series, to be titled Series C Senior Notes, 6% due 2033 and Series D Senior Notes, 6% due 2033 of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 2.01 and 10.01 of the Indenture. The Issuer has duly authorized the execution and delivery of this Supplemental Indenture.

     Article Ten of the Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time amend the Indenture without the consent of Securityholders for certain purposes enumerated in Section 10.01 thereof, including purposes set forth in subsection (4) of said Section 10.01.

     The execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture. All things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE I.

ESTABLISHMENT OF SERIES C NOTES, 6% DUE 2033 AND
SERIES D NOTES, 6% DUE 2033

     Section 1.01. For all purposes as of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

     “Exchange Documents” has the meaning set forth in Section 1.02 hereof.

     “Exchange Notes” means the Series D Notes to be issued under the Indenture and this Supplemental Indenture in exchange for the Initial Notes pursuant to the Exchange Offer.

     “Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to exchange all of the Series D Notes for all of the outstanding Series C Notes in accordance with the terms and provisions of the Registration Rights Agreement.

     “Exchange Offer Consummation Date” means the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

     “Initial Notes” means the Series C Notes being issued by the Company under the Indenture and this Supplemental Indenture and sold to the Initial Purchasers pursuant to the Purchase Agreement.

     “Initial Purchasers” has the meaning set forth in the Purchase Agreement.

     “Purchase Agreement” means the Purchase Agreement dated as of October 1, 2003 among the Company and the Initial Purchasers.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of October 6, 2003 among the Company and the Initial Purchasers.

     “Series C Notes” has the meaning set forth in Section 1.02 of this Supplemental Indenture.

     “Series D Notes” has the meaning set forth in Section 1.02 of this Supplemental Indenture.

     Section 1.02. The title of the series of the Securities established by this Supplemental Indenture shall be (i) Series C Senior Notes, 6% due 2033 of the Issuer (hereinafter called the “Series C Notes”), and (ii) Series D Notes, 6% due 2033 of the Issuer (hereinafter called the “Series D Notes”). The Series C Notes shall be issued in registered form substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee. On the

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     Exchange Offer Consummation Date, the Company shall execute and deliver to the Trustee, and upon delivery of (a) an Officers’ Certificate to the Trustee in accordance with the provisions of Section 2.01 of the Indenture, (b) an Opinion of Counsel to the Trustee in accordance with Sections 2.01 and 11.01 of the Indenture, (c) a written order requesting that the Trustee authenticate and deliver the Series D Notes and cancel the Series C Notes, and (d) bond resolutions certified by the Issuer’s Secretary, Assistant Secretary or any other officer of similar authority (the “Exchange Documents”), the Trustee shall authenticate and deliver, the Series D Notes substantially in the form set forth in Exhibit A hereto, in exchange for a like principal amount of Series C Notes validly surrendered to the Company and/or the Trustee, as applicable, pursuant to the Exchange Offer and in accordance with the Registration Rights Agreement. Such Exchange Documents from the Company shall specify the amount of the Series D Notes to be authenticated and delivered and the date on which such Series D Notes are to be authenticated and delivered.

     Section 1.03. The Series C Notes shall be limited to $100,000,000 in aggregate principal amount. The Series D Notes shall be limited in aggregate principal amount to $100,000,000 less the aggregate principal amount of Series C Notes then outstanding and which are not exchanged in the Exchange Offer. The aggregate principal amount of the Series C Notes together with the Series D Notes outstanding at any time may not exceed $100,000,000.

     Section 1.04.

(a) The Series C Notes shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 6% per annum, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2004. The record dates with respect to such April 1 and October 1 interest payment dates shall be March 15 and September 15, respectively.

(b) The Series D Notes shall be dated the date of their authentication in exchange for any Series C Notes delivered for transfer or exchange pursuant to the Exchange Offer, as provided in the Indenture and shall bear interest from the last interest payment date to which interest has been paid on the Series C Notes that were exchanged for said Series D Notes, provided that if no interest has yet been paid on said Series C Notes, the Series D Notes shall bear interest from October 6, 2003 at the rate of 6% per annum, payable semi-annually on April 1 and October 1 of each year. The record dates with respect to such April 1 and October 1 interest payment dates shall be March 15 and September 15, respectively.

(c) Any Initial Notes which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Company and/or the Trustee of the Initial Notes to be exchanged; provided, however, that the Initial Notes so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company and to the Trustee, duly executed by the Holder thereof or its attorney who shall be duly authorized in writing to execute such document. Pursuant to the terms of the Exchange Offer, whenever any Initial Notes are so surrendered for exchange, the Company shall

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execute, and the Trustee, upon receipt of the Exchange Documents from the Company, shall authenticate and deliver to and in the name of each Holder that has properly tendered its Initial Notes for exchange the same aggregate principal amount of Exchange Notes as the Initial Notes that have been so surrendered and such Initial Notes shall be retired.

(d) The Series C Notes and the Series D Notes shall not be subject to any sinking fund.

     Section 1.05.

(a) The Series C Notes and Series D Notes shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

(b) The Series C Notes (1) if issued to “qualified institutional buyers” (each a “QIB”), as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Rule 144A shall be issued in the form of one or more Rule 144A global notes or (2) if issued in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued in the form of one or more Regulation S global notes, and in case of either (1) or (2) above, such Rule 144A global notes and Regulation S global notes (i) shall be deposited on behalf of the Holders of the Series C Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (the “Depository”), (ii) shall be registered in the name of the Depository or its nominee and (iii) may from time to time be increased or decreased in principal amount by adjustments made on the records of the Trustee and the Depository or its nominee. For purposes hereof, (A) “Rule 144A global notes” means one or more global Securities deposited with a custodian for, and registered in the name of a nominee of, the Depository, interests in which will be held for the benefit of purchasers of securities in transactions under Rule 144A, and (B) “Regulation S global notes” means one or more global Securities deposited with a custodian for, and registered in the name of a nominee of, the Depository, interests in which will be held for the benefit of purchasers of the securities in offshore transactions under Regulation S.

(c) Except as provided in subparagraph (f) hereof, the Series C Notes and the Series D Notes are to be initially registered in the name of Cede & Co., as nominee for the Depository. Subject to subparagraphs (d), (e) and (f) hereof, such Series C Notes and Series D Notes shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i) such Series C Notes and Series D Notes may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depository, or by the Depository to another nominee thereof, or by any nominee of the Depository to any other nominee thereof, or by the Depository or any nominee thereof to any successor securities depository or any nominee thereof; and

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(ii) such Series C Notes and Series D Notes may be exchanged for definitive Series C Notes and Series D Notes of the same series registered in the respective names of the beneficial owners thereof, and, subject to subparagraph (d), (e) and (f) below, thereafter shall be transferable without restriction, if:

(A) the Depository, or any successor securities depositary, shall have notified the Company and the Trustee in writing that it is unwilling or unable to continue to act as securities depository with respect to such Series C Notes or Series D Notes, as the case may be, or the Depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depository with respect to such Series C Notes or Series D Notes, as the case may be;

(B) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel to the effect that such Series C Notes or Series D Notes, as the case may be, shall be so exchangeable on and after a date specified therein; or

(C) (x) an Event of Default shall have occurred and be continuing, (y) the Trustee shall have given notice of such Event of Default pursuant to Article 6 of the Indenture and (z) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Series C Notes or Series D Notes, as the case may be, in respect thereof will be materially impaired unless such owners become Holders of definitive Series C Notes or Series D Notes, as the case may be.

(d) All Series C Notes and all beneficial interests in one or more Series C Notes and all Securities issued upon registration of, transfer of, or in exchange for, any such Securities (other than Exchange Notes or Securities sold pursuant to an effective registration statement under the Securities Act or Securities issued, directly or indirectly, upon registration of transfer of, or in exchange for, any such Securities), shall be restricted securities within the meaning of Rule 144 under the Securities Act (collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered Holder of each Registered Security, by such registered Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of the Series C Notes attached hereto as Exhibit A.

Each registered Holder of a beneficial interest in a global Security that is a Restricted Security will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such beneficial interest only in accordance with the legend set forth on the face of the Restricted Securities.

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Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the Holder of any Series C Notes or Series D Notes issued hereunder may transfer or exchange such Series C Notes or Series D Notes, as the case may be, in whole or in part by surrendering them to the Trustee or its agent, together with (A) an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and, in the case of Series C Notes that are Restricted Securities, a certificate substantially in the form set forth in Exhibit B hereto, and (B) additional certifications and evidence in forms satisfactory to the Trustee that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such Securities as may be required pursuant to the terms of this Supplemental Indenture.

(e) The following provisions shall apply with respect to any proposed transfer of a Rule 144A global note or a beneficial interest therein prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the date of original issuance of the Series C Notes and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of Series C Notes (or any predecessor of the Series C Notes) or (y) such later date, if any, as may be required by applicable law:

(i) a transfer of a Rule 144A global note or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the Series C Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) a transfer of a Rule 144A global note or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them that the transfer of such Rule 144A global note or a beneficial interest therein is not prohibited by any securities laws, including, but not limited to, the Securities Act.

(f) The following provisions shall apply with respect to any proposed transfer of a Regulation S global note or a beneficial interest therein prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the date of original issuance of the Series C Notes and the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) of the Company was the owner of the Series C Notes (or any predecessor of the Series C Notes) or (y) such later date, if any, as may be required by applicable law:

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(i) a transfer of a Regulation S global note or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the Series C Notes for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) a transfer of a Regulation S global note or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them that the transfer of such Regulation S global note or a beneficial interest therein is not prohibited by any securities law, including, but not limited to, the Securities Act.

Prior to or on the expiration of the 40-day “distribution compliance period” within the meaning of Rule 903 of Regulation S under the Securities Act (the “Distribution Compliance Period”), beneficial interests in a Regulation S global note may only be held through the operator of the Euroclear System (“Euroclear”) or Clearstream Banking, a societe anonyme (“Clearstream”) (as indirect participants in the Depository), or another agent member of Euroclear or Clearstream acting for and on behalf of them, unless such beneficial interests in the Regulation S global note are exchanged for interests in the Rule 144A global note in accordance with the certification requirements hereof.

     Section 1.06. The Issuer hereby appoints, or confirms the appointment of, JPMorgan Chase Bank as the initial Trustee, Transfer Agent and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).

     Section 1.07. The terms of the Series C Notes and Series D Notes shall be as set forth in Exhibit A hereto, and shall include the payment and other terms reflected on the Series C Notes and Series D Notes, as the case may be, as actually executed, authenticated and delivered under the Indenture.

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ARTICLE II.

MISCELLANEOUS

     Section 2.01. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the sufficiency or validity of this Supplemental Indenture.

     Section 2.02. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 2.03. This Supplemental Indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 2.04. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

     Section 2.05. The Article headings herein are for convenience only and shall not affect the interpretation hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested as of the 1st day of October, 2003.

SOUTHWESTERN PUBLIC SERVICE COMPANY

By:

/s/ BENJAMIN G.S. FOWKE, III Name: BENJAMIN G.S. FOWKE, III Title: Vice President and Treasurer

[Seal]

Attest:

/s/ ANNE M. ZIEBELL Name: ANNE M. ZIEBELL Title: Assistant Corporate Secretary

JPMORGAN CHASE BANK, as Trustee

By: /s/ JAMES D. HEANEY

Authorized Signatory
Name: James D. Heaney
Title: Vice President

Attest: DIANE DARCONTE

Name:
Title: Trust Officer

EXHIBIT A

CUSIP: No _________________	$_____________

     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF SOUTHWESTERN PUBLIC SERVICE COMPANY (THE “COMPANY”) THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON THE DELIVERY OF AN OPINION OF COUNSEL IN A FORM ACCEPTABLE TO THE COMPANY AND THE TRUSTEE AND ANY CERTIFICATES OR OTHER INFORMATION THE COMPANY AND THE TRUSTEE MAY SO REQUIRE) OR (6) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.]1

     [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE PRECEDING PARAGRAPH. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE RESALE RESTRICTION TERMINATION DATE) WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES OF THIS SERIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY AS SET FORTH IN THE PRECEDING PARAGRAPH, SUBJECT

[1] To be inserted only in Series C Notes.

     TO THE COMPANY’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (FORMS OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE.]2

     THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOUTHWESTERN PUBLIC SERVICE COMPANY

Series [C]1 [D]3 Senior Notes, 6% due 2033

Southwestern Public Service Company promises to pay to Cede & Co. or registered assigns the principal sum of ___________ United States Dollars on October 1, 2033.

Interest Payment Dates:	April 1 and October 1
Record Dates:	March 15 and September 15

[1] To be inserted only in Series C Notes.

[2] To be inserted only in Regulation S Global Note.

[3] To be inserted only in Series D Notes.

SOUTHWESTERN PUBLIC SERVICE COMPANY

Series [C]1 [D]3 Senior Notes, 6% due 2033

1.	Interest.

     Southwestern Public Service Company (“Company”), a corporation organized and existing under the laws of the State of New Mexico, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest on April 1 to the holder of record on March 15 and on October 1 to the holder of record on September 15 of each year commencing April 1, 2004. Interest on this Note will accrue from [the most recent date to which interest has been paid or, if no interest has been paid, from October 6, 2003]1 [the last date to which interest has been paid on the Series C Notes, 6% due 2033 that were exchanged for this Note, or if no interest has been paid on such Series C Notes, 6% due 2033, from October 6, 2003]3. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

     The Company will pay interest on this Note to the person who is the registered Holder of the Note at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. This Note must be surrendered to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to the Holder’s registered address.

3.	Bond Agents.

     Initially, JPMorgan Chase Bank, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services, will act as Paying Agent and Transfer Agent. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.	Indenture.

     This Note is one of a series of securities issued under an Indenture dated as of February 1, 1999 (“Indenture”) between the Company and JPMorgan Chase Bank, as successor to The Chase Manhattan Bank (“Trustee”). The terms of this Note include those stated in the Indenture including in the Third Supplemental Indenture (the “Supplemental Indenture”) dated as of October 1, 2003 creating the Notes of this series and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Supplemental Indenture and the Act for a statement of such terms.

[1] To be inserted only in Series C Notes.

[3] To be inserted only in Series D Notes.

5.	Redemption.

     The Notes of this series are subject to redemption upon not less than 30 days’ notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus accrued and unpaid interest to the date fixed for redemption.

     “Treasury Yield” means, with respect to any date fixed for redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date fixed for redemption.

     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of this series.

     “Comparable Treasury Price” means, with respect to any date fixed for redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date fixed for redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such date fixed for redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such date fixed for redemption, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     “Independent Investment Banker” means Citigroup Global Markets Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     “Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC and their respective successors, provided, however, that if any of the foregoing or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date fixed for redemption.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

6.	Notice of Redemption.

     Notice of redemption will be mailed at least 30 days before the date fixed for redemption to the Holder hereof to be redeemed at such Holder’s registered address.

     A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

7.	Denominations, Transfer, Exchange.

     The Notes of this series are in registered form without coupons in denominations of $1000 and whole multiples of $1000. The transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of this Note or portion thereof selected for redemption. Also, it need not exchange or register the transfer of this Note for a period of 15 days before a selection of Securities to be redeemed.

     [Any Notes of this series which are presented to the Company and/or the Trustee for exchange pursuant to an Exchange Offer in accordance with the terms thereof shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Company and/or the Trustee of the Notes of this series to be exchanged; provided, however, that the Notes of this series so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder thereof or its attorney who shall be duly authorized in writing to execute such document. Whenever any Notes of this series are so surrendered for exchange, the Company shall execute, and the Trustee, upon receipt of the Exchange Documents, shall authenticate and deliver to and in the name of each registered holder that has properly tendered its Notes of this series for exchange, the same aggregate principal amount of Exchange Notes as the Notes of this series that have been so surrendered. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

“Exchange Offer” means the offer by the Company, pursuant to an effective registration statement filed with the Securities and Exchange Commission, to exchange the Exchange Notes for all of the outstanding Notes of this series.

“Exchange Notes” means senior notes of the Company identical in all material respects to the Notes of this series presented for exchange pursuant to the Exchange Offer (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture].[1]

8.	Persons Deemed Owners.

     The registered holder of this Note may be treated as its owner for all purposes.

9.	Amendments and Waivers.

     Subject to certain exceptions, the Indenture or the Notes of this series may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

     Without the consent of any Securityholder, the Indenture or the Notes of this series may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.	Restrictive Covenants.

     The Notes of this series are unsecured general obligations of the Company limited to $100,000,000 principal amount [minus the aggregate principal amount of all outstanding Series C Senior Notes, 6% due 2033 that are not being exchanged for Notes of this series]3. The Indenture does not limit other unsecured debt.

11.	Successors.

     When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.	Defeasance Prior to Redemption or Maturity.

     Subject to certain conditions as set forth in Article 8 of the Indenture, the Company at any time may terminate some or all of its obligations under this Note and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on this Note to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

[1] To be inserted only in Series C Notes.

[3] To be inserted only in Series D Notes.

13.	Defaults and Remedies.

     An Event of Default includes: default for 60 days in payment of interest on the Notes of this series; default in payment of principal on the Notes of this series; default by the Company for 90 days after notice to it in the performance of any of its other agreements applicable to the Notes of this series; certain events of bankruptcy or insolvency; and any other Event of Default provided for in this series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes of this series may declare the principal of all the Notes of this Series to be due and payable immediately.

     The Securityholders of a majority in principal amount of Notes of this series may, by notice to the Trustee, rescind an acceleration so long as the rescission would not conflict with any judgment or decree and if all existing events of default on the Notes of this series have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

     Securityholders may not enforce the Indenture or the Notes of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes of this series. Subject to certain limitations, holders of a majority in principal amount of the Notes of this series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.	Trustee Dealings with Company.

     JPMorgan Chase Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.	No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder hereof by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

16.	Authentication.

     This Note shall not be valid until authenticated by a manual signature of the Trustee.

17.	Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT

TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     The Company will furnish to the Holder hereof upon written request and without charge a copy of the Indenture including the Supplemental Indenture, which contains the text of this Note in larger type. Requests may be made to: Southwestern Public Service Company, c/o Xcel Energy Inc., 800 Nicollet Mall, Suite 2900, Minneapolis, Minnesota 55402, Attention: Corporate Secretary.

Dated: ____________, ______

JPMORGAN CHASE BANK Transfer Agent and Paying Agent	SOUTHWESTERN PUBLIC SERVICE COMPANY
By:

Name:
Title:
By:

Name:
Title:
(SEAL)
Attest:
By:

Name:
Title: [Assistant] Secretary

Certificate of Authentication

JPMorgan Chase Bank, as Trustee, certifies
that this is one of the Notes referred to in the
within-mentioned Indenture.

JPMORGAN CHASE BANK

By:

Authorized Signature
Name:
Title:

ASSIGNMENT FORM

     To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

:	:
:	:

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                    agent to transfer this Note on the books of the Company. That agent may substitute another to act for him.

Date: __________________	Your Signature ___________________

(Sign exactly as your name appears on the other side of This Note)

EXHIBIT B

[Form of Transferor Certificate]

CERTIFICATE TO SOUTHWESTERN PUBLIC SERVICE COMPANY
AND TRUSTEE
SERIES C NOTES

This is to certify that as of the date hereof with respect to U.S. $____________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned holder (each such transaction being a “transfer”), the undersigned holder of the Surrendered Notes represents and certifies for the benefit of Southwestern Public Service Company and JPMorgan Chase Bank, as Trustee, that the transfer of Surrendered Notes associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

[ ]	The Surrendered Notes are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act; or

[ ]	The transfer of the Surrendered Notes complies with Rule 144 under the Securities Act;[1] or

[ ]	The transfer of the Surrendered Notes complies with another applicable exemption from the registration requirements of the Securities Act.[1]

[Name of holder]

Dated: ____________, ______

[To be dated the date of presentation or surrender]

[1] These transfers may require an opinion of counsel.

B-1

EXHIBIT C

[Form of Regulation S Transfer Certificate]

[date]

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas 79101

JPMorgan Chase Bank
4 New York Plaza, 15th Floor
New York, New York 10004

Dear Ladies and Gentlemen:

     In connection with our proposed sale of $ ____________ aggregate principal amount of Series C Senior Notes, 6% due 2033 (the “Notes”) of Southwestern Public Service Company (the “Company”), we confirm that:

(b) the offer of the Notes was not made to a person in the United States;

(c) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(d) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(e) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a Distribution Compliance Period (within the meaning of Regulation S), we confirm that, to the best of our knowledge after due inquiry, the purchaser is not a U.S. Person (within the meaning of Regulation S).

     Further, if the sale is made during a Distribution Compliance Period and the provisions of Rule 903(a)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(a)(3) or Rule 904(b)(1), as the case may be.

C-1

     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]

Date: ________________	By: _______________________

C-2